                          SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

            Weyerhaeuser Company             (example: XYZ COMPANIES INC.)
          --------------------------------
          (Name of Registrant as Specified
           In Its Charter)

            Weyerhaeuser Company             (example: XYZ COMPANIES INC.)
          --------------------------------
          (Name of Person(s) Filing Proxy
           Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    (4) Proposed maximum aggregate value of transaction:
- ------------
*Set forth the amount on which the filing is calculated and state how it was determined.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule, or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                 Notice of
                            1994 Annual Meeting
                              of Shareholders
                             and Proxy Statement


                     (LOGO OF WEYERHAEUSER APPEARS HERE)

     Dear Shareholder:

       You are cordially invited to attend your Company's annual meeting of shareholders at 9:00 a.m., Thursday, April 21, 1994, at the Corporate Headquarters Building, Federal Way, Washington. A map showing the access route to the Building from Interstate Highway No. 5 is on the back cover.

       A notice of the annual meeting and the proxy statement follow. You will also find enclosed a proxy card and an envelope in which to return it. If you cannot attend or if you plan to be present but want the proxy holders Don C. Frisbee, Director, E. Bronson Ingram, Director and George H. Weyerhaeuser, Chairman of the Board, to vote your shares, please sign, date and return the proxy card at your earliest convenience.

       For the benefit of those who do not attend, a report of the meeting will be mailed with the first quarter report.

     Sincerely,

     (SIGNATURE OF JOHN W. CREIGHTON, JR. APPEARS HERE)

     President

- --------------------------------------------------------------------------------
                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
- --------------------------------------------------------------------------------

       The annual meeting of the shareholders of Weyerhaeuser Company will be held at the Corporate Headquarters Building, Federal Way, Washington on Thursday, April 21, 1994, at 9:00 a.m. for the following purposes:

          1. To elect four directors for terms expiring in 1997, and one director for a term expiring in 1995; presented on page 1.

          2. To consider and act upon two shareholder proposals, if properly presented

             . Item 2 on the Form of Proxy--adoption of CERES Principles, presented on page 12.

             . Item 3 on the Form of Proxy--proposal relating to the
               Shareholder Rights Plan, presented on page 14.

          3. To transact such other business as may properly come before the meeting.

       All shareholders are cordially invited to attend the meeting, although only those holders of common shares of record at the close of business on February 25, 1994, will be entitled to vote at the meeting. Those of you who are hearing impaired or require other assistance should write the Secretary of the Company regarding your requirements in order to participate in the meeting.

     SANDY D. McDADE
     Secretary

     Federal Way, Washington
     March 7, 1994

                                PROXY STATEMENT
                              WEYERHAEUSER COMPANY
                            Tacoma, Washington 98477
                                 (206) 924-5273
                          (First Mailed March 7, 1994)

       The enclosed proxy is solicited by the Board of Directors of Weyerhaeuser Company (the "Company") for use at the annual meeting of shareholders to be held on Thursday, April 21, 1994. A proxy may be revoked by notice in writing to the Secretary at any time before it is voted, and, if not revoked, will be voted as directed by the shareholder. As of February 25, 1994, the record date for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 205,558,569 common shares, par value $1.25 per share ("common shares"), each of which entitles the holder to one vote.

       Each share outstanding on the record date is entitled to one vote per share at the 1994 annual meeting of shareholders. Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares in person or represented by proxy at the meeting and entitled to vote shall be elected directors and (ii) the shareholder proposals set forth in this proxy statement will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting or nonvoting by brokers will have no effect on the approval of the shareholder proposals because abstentions and "broker non-votes" do not represent votes cast by shareholders.

       The Company's annual report to shareholders for 1993 is being mailed with this proxy statement to shareholders entitled to vote at the 1994 annual meeting.

ELECTION OF DIRECTORS

       The Articles of Incorporation provide that the directors of the Company be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible; and that at each annual meeting of the shareholders of the Company the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the third annual meeting of shareholders after their election by the shareholders. The Board of Directors is authorized to fix the number of directors within the range of 9 to 13 members, and has fixed the number at ten. Four of the nominees identified below are the nominees comprising the class to be elected at the 1994 annual meeting for three-year terms expiring at the 1997 annual meeting. The nominee for election to the remaining term of the 1995 class shall serve until his term expires at the 1995 annual meeting. All of the nominees are currently directors of the Company elected by the shareholders except Mr. Sinkfield who was elected a Director on June 11, 1993.

       Unless otherwise instructed, it is intended that the shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxies for a substitute nominee.

NOMINEES FOR ELECTION--TERM TO EXPIRE IN 1997

     William H. Clapp--Mr. Clapp, 52, a director of the Company since 1981, is chairman and president of Matthew G. Norton Co. (investments and real estate). He is also a director of Alaska Air Group, Inc. and its subsidiary, Alaska Airlines, Inc., McDonald Industries, Inc., and RESULTS.

     John W. Creighton, Jr.--Mr. Creighton, 61, a director of the Company since 1988, has been the Company's president since 1988, and chief executive officer since 1991. He is also a director of MIP Properties, Inc., Portland General Corporation, Quality Foods Centers, Inc. and Washington Energy Company.

     W. John Driscoll--Mr. Driscoll, 64, a director of the Company since 1979, is chairman of Rock Island Company (private investment company). He is also a director of Comshare Incorporated, MIP Properties, Inc., Northern States Power Company, John Nuveen & Company and The St. Paul Companies, Inc.

     E. Bronson Ingram--Mr. Ingram, 62, a director of the Company since 1967, is chairman and chief executive officer of Ingram Industries Inc. (microcomputer, book and video distribution, and inland barging). He is also a director of NationsBank Corporation and president of the Board of Trust of Vanderbilt University.

NOMINEE FOR ELECTION--TERM TO EXPIRE IN 1995

     Richard H. Sinkfield--Mr. Sinkfield, 51, a director of the Company since June, 1993, is a senior partner in the law firm of Rogers and Hardin in Atlanta, Georgia and has been a partner in the firm since 1976. He is a member of the Board of Trust of Vanderbilt University and of the Board of Governors of the State Bar of Georgia. He is a former chairman of the Board of Atlanta Urban League, Inc.

CONTINUING DIRECTORS--TERM EXPIRES IN 1995

     Philip M. Hawley--Mr. Hawley, 68, a director of the Company since 1989, was chairman and chief executive officer of Carter Hawley Hale Stores, Inc. (retailing) until his retirement in 1993. He is also chairman of the California Retailers Association. On February 11, 1991, Carter Hawley Hale Stores, Inc. filed a voluntary petition in Bankruptcy Court for relief under Chapter 11 of Title 11 of the United States Code. Their Plan of Reorganization was confirmed on September 14, 1992 and became effective October 8, 1992. He is a director of American Telephone and Telegraph Company, Atlantic Richfield Company, BankAmerica Corporation and its subsidiary, Bank of America NT&SA and Johnson & Johnson.

     William D. Ruckelshaus--Mr. Ruckelshaus, 61, a director of the Company since 1989, has been chairman and chief executive officer of Browning-Ferris Industries, Inc. (waste services) since October 1988, and president of William D. Ruckelshaus Associates since 1987. He was Administrator, Environmental Protection Agency in the period 1983-1985 and a senior vice president of the Company in the period 1976-1983. He is also a director of Cummins Engine Company, Inc., Monsanto Company, Nordstrom, Inc. and Texas Commerce Bancshares, Inc.

CONTINUING DIRECTORS--TERM EXPIRES IN 1996

     Don C. Frisbee--Mr. Frisbee, 70, a director of the Company since 1983, is chairman emeritus of PacifiCorp (formerly Pacific Power & Light Company) and was chief executive officer until his retirement in 1989. He is also a director of First Interstate Bancorp and its subsidiary, First

     Interstate Bank Northwest Region, Precision Castparts Corp. and Standard Insurance Company, and chairman of the Board of Trustees of Reed College.

     John I. Kieckhefer--Mr. Kieckhefer, 49, a director of the Company since 1990, has been president of Kieckhefer Associates, Inc. (investment and trust management) since 1989 and was senior vice president prior to that time. He has been engaged in commercial cattle operations since 1967 and is a trustee of J. W. Kieckhefer Foundation, an Arizona charitable trust.

     George H. Weyerhaeuser--Mr. Weyerhaeuser, 67, has been the Company's chairman since 1988. He joined the Company in 1949, became its president in 1966 and was chief executive officer from 1966 to 1991. He has been a director since 1960. He is also a director of The Boeing Company, Chevron Corporation and SAFECO Corporation and a member of The Business Council.

       Messrs. Creighton, Frisbee, Ingram and Weyerhaeuser are members of the Executive Committee of which Mr. Weyerhaeuser is chairman. The Executive Committee, which met on four occasions and acted by consent in lieu of meeting on two occasions in 1993, has the powers and authority of the Board of Directors in the interval between Board of Directors meetings except to the extent limited by law.

       Messrs. Clapp, Ingram, Ruckelshaus and Sinkfield are members of the Accounting and Reporting Standards Committee of which Mr. Ingram is chairman. The Accounting and Reporting Standards Committee, which met on two occasions in 1993, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; and discussing with the independent and internal auditors the scope and results of their respective audits and management's efforts concerning the Company's accounting, financial and operating controls; with the independent auditors and management the Company's accounting and reporting policies and practices, and business risks that may affect the financial reporting process; with management and the independent and internal auditors the risk of fraudulent financial reporting and management's efforts to minimize losses due to fraud or theft; and with the Company's chief legal officer compliance with the Company's business conduct policies and procedures.

       Messrs. Driscoll, Frisbee, Hawley and Kieckhefer are members of the Compensation Committee of which Mr. Frisbee is chairman. The Compensation Committee, which met on four occasions in 1993, has responsibility for reviewing the compensation of the Company's directors and chief executive officer; reviewing the salaries of Company officers and certain other position levels; and administering the Company's stock option and incentive compensation plans.

       Messrs. Driscoll, Ingram, Ruckelshaus and Weyerhaeuser are members of the Nominating and Management Organization Committee of which Mr. Driscoll is chairman. The Nominating and Management Organization Committee, which met on two occasions in 1993, has responsibility for reviewing, advising and recommending candidates for election to the Board of Directors and for senior management succession planning. The Committee will consider nominees recommended by shareholders. If a shareholder wishes to recommend a nominee for the Board of Directors, he or she should write to the Secretary of the Company specifying the name of the nominee and the nominee's qualifications for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating and Management Organization Committee.

       The Board of Directors of the Company met on six occasions in 1993. All of the directors, except for Mr. Ruckelshaus and Mr. Sinkfield, attended at least 75% of the total meetings of the Board and the committees on which they served. Mr. Ruckelshaus attended five of the six Board of Directors meetings but was unable to attend several committee meetings due to scheduling conflicts. Mr. Sinkfield was elected a director in June but was unable to attend one of the three 1993 Board of Directors meetings held following his election.

DIRECTORS' COMPENSATION

       Each director, other than Mr. Creighton, receives for service as a director an annual fee of $25,000, fees of $1,500 for attending Board of Directors meetings and $1,000 for attending board committee meetings, and reimbursement of travel expenses in connection with meetings. Committee chairmen receive an additional annual fee of $5,000. Mr. Weyerhaeuser receives as Chairman of the Board of Directors an additional annual fee of $100,000. Under the Fee Deferral Plan for Directors, nonemployee directors of the Company may from time to time elect to defer receipt of all or a portion of fees for services as a director and elect between interest bearing and phantom stock accounts as the investment vehicle for deferred fees. The Fee Deferral Plan is administered by the Compensation Committee.

BENEFICIAL OWNERSHIP OF COMMON SHARES

                                                  Voting and/or
                                               Dispositive Powers      Percent
 Name of Individual or Identity of Group    (Number of common shares)  of class
 ------------------------------------------------------------------------------
 Charles W. Bingham                                   129,673              *
 William H. Clapp                                     204,843              *
 William R. Corbin                                     13,763              *
 John W. Creighton, Jr.                               296,470              *
 W. John Driscoll                                   3,454,405            1.7
 Don C. Frisbee                                         2,650              *
 Philip M. Hawley                                       1,000              *
 E. Bronson Ingram                                    295,866              *
 Norman E. Johnson                                     52,699              *
 John I. Kieckhefer                                 2,912,779            1.4
 William D. Ruckelshaus                                 1,600              *
 Richard H. Sinkfield                                       0              *
 William C. Stivers                                    81,577              *
 George H. Weyerhaeuser                             2,782,325            1.4
 Directors and executive officers
  as a group (16 individuals)                      10,334,930            5.0
 ------------------------------------------------------------------------------

 *Denotes amount is less than 1%

       The foregoing table shows as of January 21, 1994 for each of the directors, nominees and executive officers and, as a group, for the directors, nominees and incumbent executive officers of the Company, the amounts of common shares of the Company with respect to which the respective directors, and the members of the group in the aggregate, have, within the meaning of Rule 13d-3 adopted by the Securities and Exchange Commission, the power to vote or cause disposition of the shares and, in the case of Mr. Bingham with respect to 113,143 common shares, in the case of Mr. Corbin with respect to 13,750 common shares, in the case of Mr. Creighton with respect to 253,779 common shares, in the case of Mr. Johnson with respect to 48,100 common shares, in the case of Mr. Stivers with respect to 78,101 common shares, in the case of Mr. Weyerhaeuser with respect to 323,304 common shares and of the group with respect to 926,018 common shares, the number of shares that could be acquired within 60 days after January 21, 1994, pursuant to outstanding stock options. With respect to the following numbers of common shares, which are reflected in the table above, the indicated directors and nominees share voting and dispositive powers with one or more other persons: Mr. Clapp, 129,955 shares; Mr. Driscoll, 2,370,401 shares (including 215,263 shares as to which he shares fiduciary powers with Mr. Weyerhaeuser); Mr. Frisbee, 2,013 shares; Mr. Ingram, 34,043 shares; Mr. Kieckhefer, 2,914,037 shares; and Mr. Weyerhaeuser, 2,431,334 shares (including 215,263 shares as to which he shares fiduciary powers with Mr. Driscoll). Beneficial ownership of shares included in the foregoing table is disclaimed by certain of the individuals listed as follows: Mr. Driscoll, 3,329,067 shares; Mr. Ingram, 34,043 shares; Mr. Kieckhefer, 2,580,531 shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

       The Compensation Committee of the Board of Directors (the
     "Committee") is composed entirely of independent, outside directors. The Committee is responsible for establishing and overseeing the Company's executive compensation programs.

  Compensation Principles Applicable to Executive Officers

       The Committee bases executive officer compensation on the same guiding principles used to determine compensation programs for all employees.

          1. Competitive pay and benefits that allow the Company to:

             A. Attract and retain people with the skills critical to the long-term success of the Company.

             B. Maintain compensation costs that are competitive.

          2. Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value.

  Executive Officer Compensation Practices

       Compensation for executive officers is designed around the above principles and includes four components: 1) base salary, 2) annual performance incentive, 3) long-term incentive, and 4) benefits. Each year the Committee compares each component and the total compensation package to the pay practices of competitors. The Committee considers the total compensation package in establishing the target level of compensation for each component. This process includes evaluation of the Company's and its segments performance against goals and the performance of the industry comparison group.

       The Committee uses an industry comparison group for compensation purposes. All but two of the companies in the S&P Paper and Forest Products Group used for the performance graph on page 10 are in the comparison group. Two companies do not participate in the major industry compensation surveys and cannot be included in the industry comparison group. Three other companies not in the S&P Paper and Forest Products Group which do participate in those surveys are included in the industry comparison group.

       Base Salary. The Company uses compensation surveys of the industry comparison group to assign a salary range to each salaried job, including executive officer positions. Salary range mid-points are targeted to be at the median (the 50th percentile) compared to salaries in the industry comparison group so positions are placed in salary ranges with mid-points that approximate competitive base pay practice.

       The Committee reviews and approves all salary changes for executive officers. The Committee bases its approval of individual salary changes on: 1) performance of the executive, 2) position of the executive in the assigned pay range, 3) experience, and 4) the salary budget for the Company. Due to a combination of these factors, current salaries of the executive officers on average are slightly below the median salaries of similar executives in the industry comparison group.

       Annual Incentive. The Company uses annual performance incentives to focus management on achieving financial and operating results. Based on competitive practice for similar jobs, the Committee assigns each executive officer position a target bonus that is in the range of 35 to 55 percent of base salary.

       At the beginning of each year, the Committee approves a Company earnings target for the year that, if achieved, will fund a bonus pool equal to the sum of the target bonuses for the executive group. The Committee also establishes earnings levels that would result in no bonus funding ("threshold") and maximum funding (200 percent of target bonus). The Committee sets these earnings targets based on: 1) the cost of capital, 2) expected performance of the industry, 3) the Company's relative performance, and 4) the earnings plan for the year. Bonuses are not paid unless the earnings threshold is achieved.

       At the end of each year, actual Company performance compared to these earnings targets determines a preliminary bonus pool for the executive management group. The Committee then uses its discretion to determine the final bonus pool and each individual executive officer's bonus. The Committee bases these decisions on its subjective judgment of: 1) the Company's progress against strategic and operating goals, and 2) Company performance in terms of both return on assets and total shareholder return compared to the industry comparison group.

       The Committee has not established quantitative weighting for each of the various performance targets used to determine final bonus funding. The Committee uses its subjective judgment regarding the importance and difficulty of achieving the various goals throughout the year. Generally, the Company earnings relative to target was the primary measurement used to determine the final funding and individual payments for 1993 performance. The earnings target approved by the Committee for 1993 bonus funding was exceeded and funding for the plan was determined to be appropriate at a level slightly above target funding.

       Long-Term Incentive. The primary purpose of the long-term incentive plan is to link management pay with the long-term interests of shareholders. The Committee is currently using stock options to achieve that link. The issuance of options at 100 percent of the fair market value assures that executives will receive a benefit only when stock price increases.

       As with the other components of compensation, the Committee establishes a target level of stock options for each executive position. This target is based on competitive data indicating the estimated median value of long-term compensation for executives in the industry comparison group. In determining annual stock option grants, the Committee makes an award above or below target based on their subjective evaluation of the individual's performance, their potential to improve shareholder value, the number of shares granted to the individual in the past three years and their total number of outstanding shares.

       The Committee has studied the new federal tax legislation which limits the deduction available to public companies for compensation paid to certain senior executives in excess of one million dollars. Under proposed regulations promulgated by the Internal Revenue Service, any gain from the exercise of stock options or stock appreciation rights granted under the Long-Term Incentive Plan will be excluded from the calculation of the compensation subject to the limit through 1996 unless there is a material amendment to the Plan. In order to maintain the current flexibility to adjust incentive payments, the Committee does not presently plan to amend the annual incentive plan to meet the exemption requirements. Due to deferral elections by the CEO, the deductibility of his compensation paid in 1994 is not expected to be affected by the tax legislation.

  CEO Compensation

       The salary range for the CEO position is developed by using actual salary information from the industry comparison group available through salary surveys and proxy statements. Mr. Creighton's salary was increased to $700,000 in 1993. The Committee used its judgment to determine this amount based on several factors: 1) prior to the increase, Mr. Creighton's salary was below the minimum of his salary range as determined by base salaries paid to other CEO's in the industry comparison group, 2) the Committee's subjective and positive evaluation of his performance since becoming CEO, 3) the Company's strong financial and total shareholder return performance in 1992. The Committee recommended the increase to the Board which approved it.

       The Committee recommended to the Board Mr. Creighton's 1993 bonus on the same factors used for the other executive officers in the company and evaluated his performance based on attainment of Company financial and strategic goals established each year. Mr. Creighton's target bonus is 55 percent of his salary.

       Based on 1993 Company financial performance, which exceeded the established targets, and the Committee's evaluation of Mr. Creighton's performance, the Committee recommended and the Board approved for Mr. Creighton an annual cash incentive of $430,000. This award represents 112% of his target award under the annual incentive plan.

       For the long-term incentive component of Mr. Creighton's compensation, the Committee granted in 1993 to Mr. Creighton 75,000 stock options under the 1992 Long-Term Incentive Compensation Plan. In awarding this grant, the Committee considered 1) a competitive annual award of long-term incentives for CEO's in the industry comparison group, 2) the strong financial and total shareholder return performance of the Company relative to its competitors, 3) a strong focus on maximizing shareholder value and, 4) the number of shares granted to him in the past three years and his total number of outstanding options.

     Don C. Frisbee  W. John Driscoll   Philip M. Hawley  John I. Kieckhefer
     Chairman

SUMMARY COMPENSATION TABLE

                                          Annual Compensation         Long-Term Compensation
                                      ---------------------------- -----------------------------
                                                                          Awards         Payouts
                                                                   --------------------- -------
                                                                              Securities
                                                         Other     Restricted Underlying         All Other
                                                         Annual      Stock     Options/   LTIP    Compen-
         Name and                     Salary   Bonus  Compensation  Award(s)     SARs    Payouts  sation
         Principal Position   Year      ($)     ($)       ($)         ($)        (#)       ($)    ($)(1)
         -------------------------------------------------------------------------------------------------
         J.W. Creighton, Jr.  1993    682,740 430,000     --          None      75,000    None     6,296
          CEO/President       1992    598,357 330,000     --          None      50,000    None     4,364
                              1991    536,987       0     --          None      50,000    None     4,238
         C.W. Bingham         1993    371,979 224,000     --          None      30,000    None     6,296
          Executive VP        1992    350,038 223,800     --          None      30,000    None     4,364
                              1991    339,567       0     --          None      20,000    None     4,238
         W.R. Corbin          1993    302,246 192,000     --          None      30,000    None     3,052
          Executive VP        1992(2) 115,069 105,000     --          None      25,000    None      None
         W.C. Stivers         1993    268,781 134,000     --          None      25,000    None     6,296
          Sr. VP/CFO          1992    242,795 145,800     --          None      25,000    None     4,364
                              1991    232,362       0     --          None      15,000    None     4,238
         N.E. Johnson         1993    254,301 107,000     --          None      15,000    None     6,296
          Sr. VP              1992    224,461 107,100     --          None      15,000    None     4,364
                              1991    218,362       0     --          None      13,000    None     4,238
         -------------------------------------------------------------------------------------------------

         (1) Amounts in this column are the Company contribution to individual 401(k) accounts.
         (2) Mr. Corbin began working for the Company on August 1, 1992.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
         -----------------------------------------------------------------------
                                     No. of     % of Total
                                   Securities  Options/SARs
                                   Underlying   Granted to  Exercise
                                  Options/SARs Employees in or Base                Grant Date
                                   Granted(1)  Fiscal Year   Price   Expiration Present Value(2)
         Name                         (#)          (%)        ($)       Date          ($)
         (A)                          (B)          (C)        (D)       (E)           (F)
         ---------------------------------------------------------------------------------------
         J.W. Creighton, Jr......    75,000        6.7      42.3125   02/09/03     1,138,500
         C.W. Bingham............    30,000        2.7      42.3125   02/09/03       455,400
         W.R. Corbin.............    30,000        2.7      42.3125   02/09/03       455,400
         W.C. Stivers............    25,000        2.2      42.3125   02/09/03       379,500
         N.E. Johnson............    15,000        1.3      42.3125   02/09/03       227,700
         ---------------------------------------------------------------------------------------

         (1) Options granted in 1993 are exercisable starting 12 months after the grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

         (2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes Model. The material assumptions and adjustments incorporated in the Black-Scholes Model in estimating the value of the options reflected in the above table include the following:

                   . An exercise price of the option of $42.3125 equal
                     to the fair market value of the underlying stock on the date of grant;
                   . An interest rate of 6.26% that represents the
                     interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term;
                   . Volatility of 30% calculated using daily stock
                     prices for the one-year period prior to the grant date;
                   . A dividend yield of $1.20 per share, representing
                     the annualized dividends paid with respect to a share of common stock at the date of grant.
                   . Estimated time to exercise of 10 years (full term
                     of option).

             The ultimate values of the options will depend on the future market price of the Company's stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          Number of Securities
                                                         Underlying Unexercised       Value of Unexercised
                                                              Options/SARs          in-the-Money Options/SARs
                                                                at FY-End                 at FY-End(2)
                                                       --------------------------- ---------------------------
                              Shares Acquired  Value
                              on Exercise(1)  Realized Exerciseable Unexerciseable Exerciseable Unexerciseable
         Name                       (#)         ($)        (#)           (#)           ($)           ($)
         -----------------------------------------------------------------------------------------------------
         J.W. Creighton, Jr.       8,369      172,064    242,860       112,499      4,336,969      406,398
         C.W. Bingham             25,285      398,812    105,643        52,500      1,679,342      246,094
         W.R. Corbin                 --           --       6,250        48,750         73,047      286,641
         W.C. Stivers              9,957      232,537     71,851        43,750      1,240,290      205,078
         N.E. Johnson             15,760      285,273     44,350        26,250        708,823      123,047
         -----------------------------------------------------------------------------------------------------

         (1) Number of securities underlying options/SARs exercised
         (2) Based on a fair market value at fiscal year end of $44.5625


              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
 AMONG WEYERHAEUSER COMPANY, S&P 500, AND S&P PAPER AND FOREST PRODUCTS GROUP

Measurement period           Weyerhaeuser       S&P      S&P Paper
(Fiscal year Covered)          Company          500      and Forest
- ---------------------        ------------     --------   ----------
Measurement PT -
12/31/88                        $ 100.00     $ 100.00    $ 100.00

FYE 12/31/89                    $ 114.77     $ 131.59    $ 121.31
FYE 12/31/90                    $  95.71     $ 127.49    $ 109.64
FYE 12/31/91                    $ 125.87     $ 166.17    $ 139.04
FYE 12/31/92                    $ 174.62     $ 178.81    $ 158.97
FYE 12/31/93                    $ 217.38     $ 196.75    $ 175.25


PENSION PLAN TABLE

                   Estimated Average Annual Retirement Benefit(1)
         ---------------------------------------------------------------------
           Average Annual                     Years of Service
         compensation During   -----------------------------------------------
           Highest 5 Years       15      20      25      30      35      40
         ---------------------------------------------------------------------
         $  200,000             43,296  57,728  72,161  86,593 101,025 111,025
            300,000             65,796  87,728 109,661 131,593 153,525 168,525
            400,000             88,296 117,728 147,161 176,593 206,025 226,025
            500,000            110,796 147,728 184,661 221,593 258,525 283,525
            600,000            133,296 177,728 222,161 266,593 311,025 341,025
            700,000            155,796 207,728 259,661 311,593 363,525 398,525
            800,000            178,296 237,728 297,161 356,593 416,025 456,025
            900,000            200,796 267,728 334,661 401,593 468,525 513,525
          1,000,000            223,296 297,728 372,161 446,593 521,025 571,025
         ---------------------------------------------------------------------

         (1) Estimated annual benefits payable upon retirement at age 65 (before giving effect to applicable Social Security benefits) under the Retirement Plan and Supplemental Retirement Plan to individuals having the specified years of credited service and the indicated average annual salaries.

       The Company's Retirement Plan for Salaried Employees (the "Retirement Plan") is a noncontributory, defined benefit pension plan for salaried employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of vesting service. The annual retirement benefit payable upon normal retirement is equal to (i) 1% of the participant's average annual salary for the highest five consecutive years during the ten calendar years before retirement, plus (ii) .5% of such highest average annual salary in excess of the participant's Social Security wage base (as such term is defined in the Retirement Plan), multiplied by the number of years of credited service. The benefit payable upon early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 72% at age 55 with less than 30 years of vesting service, to 100% at age 62. The benefit in part (ii) of the formula described above, for benefit accruals after 1988, is subject to greater reduction for early retirement and the number of years of credited service is limited to 35. Joint and survivor elections may be made under the Retirement Plan. A participant in a defined benefit pension plan is generally limited under the Internal Revenue Code to an annual benefit at Social Security normal retirement age of the lesser of (i) $112,221 (subject to adjustment) or (ii) 100% of the participant's average compensation during the consecutive three-year period in which he received the highest compensation. Further reduction may be required for retirement prior to the Social Security normal retirement age. Salary used in calculating retirement benefits is average annual salary for the highest five consecutive years during the ten calendar years before retirement.

       Employees nominated by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Supplemental Retirement Plan (the "Supplemental Plan"). Supplemental Plan benefits, which are paid outside the Retirement Plan from the general funds of the Company, are determined by applying to incentive compensation paid in the five highest consecutive calendar years during the ten calendar years before retirement of total compensation (base salary plus any award under the Company's Comprehensive Incentive Compensation Plan) the formula for determining Retirement Plan benefits. The Supplemental Plan also includes benefits which exceed the Internal Revenue Code limitations described above.

       If each of the executive officers named in the Summary Compensation table had retired in 1993, the five-year average compensation used to calculate retirement benefits would average 73% of total compensation set forth in such table and the final average compensation used to calculate retirement benefits for the named individuals in the table would have been, respectively, J. W. Creighton, Jr., $713,348, C. W. Bingham, $464,044, W. R. Corbin, $371,854, W. C. Stivers, $289,377, and
     N. E. Johnson, $276,392. The credited years of service for those individuals in the table are, respectively, 23.2, 33.5, 1.4, 23.2 and
     24.4 years. Pursuant to an arrangement with Mr. Johnson, the years of credited service include service he is entitled to under a non-qualified supplemental retirement benefit calculated based on the terms of the retirement plan with respect to his service with the Company prior to 1967.

       Pursuant to an agreement with Mr. Corbin, who became the Company's Executive Vice President, Wood Products in 1992, he was paid a bonus for 1992 of $105,000. In addition, Mr. Corbin will be paid a non-qualified supplemental retirement benefit calculated under the terms of the Retirement Plan but providing 2.5 years of credit for benefit calculation and vesting purposes during the first five years of his service with the Company, less amounts paid to him under the Retirement Plan. In the event Mr. Corbin is terminated by the Company he will be entitled to a severance payment the value of which initially equaled 24 months of base pay and decreases with each month of his employment to a minimum of 12 months of base pay when he has 24 months or more of service. Prior to joining the Company, Mr. Corbin had been employed with International Paper Company as vice president and general manager of land and timber and president of IP Timberlands, Ltd.

ITEM 2. SHAREHOLDER PROPOSAL--ADOPTION OF CERES PRINCIPLES

       The American Baptist Home Mission Society, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, a shareholder, has stated its intention to present a proposal at the 1994 annual meeting. The Women's Division of the General Board of Global Ministries of the United Methodist Church, 475 Riverside Drive, New York, New York 10115, Our Lady of Lourdes Medical Center, 1600 Haddon Avenue, Camden, New Jersey 08103; Sisters of Mercy of the Americas, 1437 Blossom Road, Rochester, New York 14610-2298; the Sisters of St. Francis of Philadelphia, Our Lady of Angels Convent, Glen Riddle, Aston, Pennsylvania 19014, have advised of their intent to co-sponsor this proposal. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholders (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

Text of Shareholder Proposal

Whereas We Believe:

       The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation and enhancing public image and product attractiveness;

       Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

       Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive and which minimize the risk of environmental liability.

And Whereas:

       The Coalition for Environmentally Responsible Economies (CERES)-- which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts--consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles--including the Sun Company, a Fortune-500 company--to demonstrate their commitment to public environmental accountability.

       In endorsing the CERES Principles, a company commits to work toward:

          1. Protection of the biosphere

          2. Sustainable use of natural resources

          3. Waste reduction and disposal

          4. Energy conservation

          5. Risk reduction

          6. Safe products and services

          7. Environmental restoration

          8. Informing the public

          9. Management commitment

          10. Audits and reports

       The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel: 617/451-0927.

       Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with the corporate, environmental, investor, and community coalition to develop
     (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement or progress toward these goals; and (d) a format for public reporting of this progress.

       We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

Resolved:

       Shareholders request the Company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT

       We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

       We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact.

THE COMPANY'S RESPONSE TO THE SHAREHOLDER PROPOSAL--ITEM 2

       The Company has an Environmental Policy developed through the years to harmonize Company operations with requirements of a safe and pleasing environment. A copy of the Company's Environmental Policy is appended to this proxy statement.

       The Board believes that the Company's statement of environmental policy is better adapted to the businesses and operations of the Company and more specifically addresses the major concerns of interested constituencies.

       The Board recommends a vote AGAINST this proposal.

ITEM 3. SHAREHOLDER PROPOSAL--RELATING TO THE SHAREHOLDER RIGHTS PLAN

       The LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, a shareholder, has stated its intention to present a proposal at the 1994 annual meeting. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholder (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

Text of the Shareholder Proposal

       Whereas, the shareholders of Weyerhaeuser Co. ("Company") urge the Board of Directors to redeem the shareholder rights issued pursuant to the "Shareholder Rights Plan" because we strongly believe that the Company's financial performance is closely linked to its corporate governance policies and procedures, and the level of management accountability they impose. The Company's "Shareholder Rights Plan" ("poison pill") is an extremely powerful anti-takeover device that effectively prevents a change in control of the Company without the approval of the board of directors, despite the level of performance. We believe such a measure injures shareholders by reducing management accountability and adversely affecting shareholder value.

       Whereas, Weyerhaeuser's poison pill prevents a change in control by allowing the board of directors to unilaterally cut by 50 percent the value of Company shareholdings held by anyone owning 20 percent of Company common stock and seeking control of the Company, or 40 percent and not seeking control. This threat of dilution forces investors to negotiate potential acquisitions with management instead of making their offer directly to shareholders.

       Whereas, the shareholders strongly believe that it is the shareholders (who are the owners of the Company), not the directors and managers (who merely act as agents for the owners), who should have the right to decide what is or is not a fair price for their shareholdings.

       Whereas, the shareholders believe that the argument that a board of directors needs a poison pill in order to negotiate a better offer from potential acquirers or prevent so-called "abusive takeover practices" is deceptive. In 1986, the year the board of directors unilaterally adopted a poison pill, the U.S. Securities and Exchange Commission issued a study entitled The Effects of Poison Pills on the Wealth of Target Shareholders which concluded that "Poison pills are not in the best interest of shareholders."

       Whereas, poison pills can pose such an obstacle to a takeover that management becomes entrenched. We believe the entrenchment of management, and the lack of accountability that results, can adversely affect shareholder value. It is indisputable that a poison pill effectively deters attempts by shareholders to remove a board and its management team for nonperformance.

       Now Therefore Be It Resolved: That the shareholders of Weyerhaeuser Co. urge the Board of Directors to redeem the shareholder rights issued pursuant to the "Shareholder Rights Plan" (adopted by the Board of Directors in December 1986) unless the Shareholder Rights Plan is approved by a majority of the voting shares at a meeting of shareholders held as soon as is practical.

       We urge you to VOTE FOR this proposal.

THE COMPANY'S RESPONSE TO THE SHAREHOLDER PROPOSAL--ITEM 3

       The Board of Directors adopted the Shareholder Rights Plan (the "Plan") because the Board believed that the Plan would better enable the Board to represent the interests of shareholders in the event a hostile acquiror sought to take advantage of Weyerhaeuser Company and its shareholders. Nothing has happened since December 1986 to cause the Board to change this belief.

       The Board continues to believe the Plan will not preclude an offer to acquire the Company on terms that are fair and equitable to all shareholders, nor is it expected that the Plan will deter a prospective acquiror who is willing to negotiate in good faith with the Board. The Board also expects the Plan should help to ensure the Board will have adequate time, if confronted with an attempted takeover of the Company, to evaluate such an attempt and to consider all the steps that might be taken to maximize shareholder value.

       Hundreds of American corporations have adopted Shareholder Rights Plans. The Plan is not markedly different from most other Shareholder Rights Plans. The Board believes that other Shareholder Rights Plans have served their purpose to enhance shareholder value in hostile takeover situations.

       The Board believes that redeeming the Plan would remove an important tool the Board should have in the event of an unfair or coercive offer for the Company. Accordingly, the Board does not believe this proposal is in the best interests of the shareholders.

       The Board recommends a vote AGAINST this proposal.

TRANSACTIONS AND RELATIONSHIPS

       In 1993, the Company purchased a total of $3,320,844 in logging equipment from McDonald Industries, Inc., a wholly owned subsidiary of Matthew G. Norton Co. in which Mr. Clapp has an ownership interest.

       In 1992 Weyerhaeuser Venture Company, a wholly owned subsidiary of the Company, sold participation interests in a loan it had made to Windemere Ranch Partners to Mr. Creighton totaling $80,000, a member of Mr. Creighton's immediate family totaling $20,000 and to Mr. Ingram totaling $100,000. These sales were made on terms comparable to those concurrently offered to other purchasers of participation interests and the principal amount remains outstanding in accordance with the terms of the loan.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Arthur Andersen & Co., independent public accountants, has audited the accounts of the Company and subsidiaries for a number of years and has been selected to do so for 1994. Representatives of Arthur Andersen & Co. are expected to be present at the annual shareholder meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

       All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company expects to pay fees of approximately $8,000 for assistance by
     D. F. King & Co., Inc. in the solicitation of proxies. In addition, the Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

OTHER BUSINESS

       The Board of Directors of the Company is not aware of any matter which is to be presented for action at the meeting other than the matters described in this proxy statement. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect to any such other matter in accordance with their best judgment.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

       Shareholder proposals intended to be presented at the Company's 1995 annual meeting of shareholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, Tacoma, WA 98477, attention of the Secretary, on or before November 7, 1994.

       The bylaws of the Company establish procedures for shareholder nominations for elections of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. To be brought before an annual meeting by a shareholder, business must be of a nature that is appropriate for consideration at an annual meeting and must be properly brought before the meeting. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
     (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the shareholder proposing such business, (y) the name, class or series and number of shares of the Company which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Public disclosure of the date of the 1994 annual meeting of shareholders was made in the enclosure with the dividend which was mailed to shareholders in December, 1993. The date of the next annual meeting of shareholders of Weyerhaeuser Company after the 1994 annual meeting is April 20, 1995.

     For the Board of Directors

     SANDY D. McDADE
     Secretary
     Federal Way, Washington, March 7, 1994

       A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by contacting Lowell E. Moholt, Director of Investor Relations, Weyerhaeuser Company, Tacoma, Washington 98477.

                              WEYERHAEUSER COMPANY

                              ENVIRONMENTAL POLICY

RESPECT FOR THE ENVIRONMENT RUNS DEEP AT WEYERHAEUSER

       We're proud of our long tradition of concern for--and stewardship of--the world we inhabit: land, water, air, fish, wildlife and, of course, our forests.

       Weyerhaeuser pioneered the American Tree Farm system by establishing the feasibility and desirability of replanting forests after harvest. We led the industry in devising ways of treating industrial wastewater to minimize the impact on streams and rivers. And, in 1971, Weyerhaeuser was one of the first forest products companies to enact an environmental policy.

       Since then, our policy has been further refined and strengthened as we've learned more about the impact of our activities upon the environment.

       Stated briefly, our goal is that Weyerhaeuser and its employees will continuously seek to harmonize our operations with the requirements of a safe and pleasing environment.

       Our environmental policy guides us in achieving this goal.

WEYERHAEUSER EMPLOYEES AT ALL LEVELS WILL:

          1. comply with all environmental laws and regulations.

          2. identify, understand and respond to public health and environmental impacts of our operations and the use of our products and services.

          3. conserve energy and natural resources by ensuring efficient utilization.

          4. work diligently to protect the environment on the job, and consider doing so off the job.

IN ADDITION, WEYERHAEUSER MANAGERS WILL:

          5. factor environmental laws and regulations into strategic planning and decision-making processes.

          6. evaluate environmental performance through use of tools such as internal audits and exception reporting.

          7. promote the development and adoption of scientifically sound and balanced environmental policies, laws and regulations through active support of and participation in governmental legislative and rule-making processes and other forums dedicated to providing public officials with technical information and advice.

          8. develop and implement procedures for waste minimization, emissions reduction, by-product recycling and materials handling and disposal.

          9. factor aesthetics into forest management practices.

          10. be held accountable for environmental performance and results. Facility and Unit managers will:

             . monitor and certify compliance

             . promptly report non-compliance conditions

             . take corrective action, including curtailment of operation, if necessary, to prevent serious harm.

          11. recognize superior environmental performance by encouraging and rewarding employee suggestions for improving environmental performance.

          12. develop and communicate to appropriate local authorities environmental incident emergency plans for any operations that pose a significant risk of off-site impacts.

          13. respond openly and promptly to public inquiries about environmental issues involving the company, and initiate communications with others who might be affected.

          14. work in good faith with non-governmental organizations and individuals to resolve environmental quality problems.

          15. adopt internal environmental standards for situations not adequately covered by current law or regulation, or where we believe more stringent measures are necessary to protect the environment.

          16. select contractors and vendors who demonstrate proper concern for environmental protection.

IN ADDITION, THE OFFICE OF THE ENVIRONMENT WILL:

          17. report annually to the board of directors on the company's overall environmental performance.

                                [INSERT MAP]

                       TO REACH CORPORATE HEADQUARTERS

FROM SEATTLE: Drive south on Interstate 5, approximately 24 miles from city center, following "Tacoma/Portland" signs. Go 1/10 mile past Exit 142-B to Exit 142-A. Turn right onto exit ramp and continue to S. 348th. Follow the right-hand lane to Weyerhaeuser Way South. Turn left (north), cross the overpass, and follow the directional signs to the parking area entrance.


FROM SEATTLE: Approximately 24 miles south from city center on Interstate 5, following Tacoma/Portland signs, exit at Exit 143 (Federal Way-S. 320th St.). Drive left across the overpass and turn right onto Weyerhaeuser Way South. Continue to the "Y" in the road, following the road to the left, and follow directional signs to the east entry parking area.

FROM TACOMA: Drive north on Interstate 5, approximately 8 miles from city center to exit marked "Auburn-North Bend." Stay in the far-right lane. This is the freeway exit to Weyerhaeuser Way South. Follow the right-hand lane to Weyerhaeuser Way South, turn left (north), cross the overpass, and follow the directional signs to the parking entrance.

                            GRAPHICS APPENDIX LIST
                            ----------------------

PAGE WHERE GRAPHIC               DESCRIPTION OF GRAPHIC OR
APPEARS                          CROSS-REFERENCE
- ------------------               -------------------------

Page 10 Comparison of Five Year Cumulative Return among Weyerhaeuser Company, S&P 500, and S&P Paper and Forest Products Group.

Backcover                        Picture of a map of the Weyerhaeuser
                                 Corporate Headquarter Building and
                                 surrounding area with directional arrows and mileage from airport and major cities.

                 (Logo of Weyerhaeuser Company Appears Here)

                       ------------------------------
                       ANNUAL MEETING OF SHAREHOLDERS
                               APRIL 21, 1994
                       ------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Don C. Frisbee, E. Bronson Ingram and George
H. Weyerhaeuser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the shareholders of Weyerhaeuser Company to be held at the Corporate Headquarters Building, Federal Way, Washington, on Thursday, April 21, 1994 at 9:00 a.m., and all adjournments thereof, as follows:

  PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT
           PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

 Unless otherwise marked, the proxies are appointed with authority to vote
        "FOR" all nominees for election and "AGAINST" Items 2 and 3.
              (Continued and to be signed on the reverse side).

(LOGO OF WEYERHAEUSER COMPANY APPEARS HERE)                      [X] Please mark
                                                                     your votes
                                                                       as this

- --------------------------------------------------------------------------------
     The Board of Directors recommends a vote "FOR" all nominees in Item 1

ITEM 1 - Election as Directors of the following nominees identified in the Proxy
         Statement:

         William H. Clapp, John W. Creighton, Jr., W. John Driscoll,
         E. Bronson Ingram, Richard H. Sinkfield

                    FOR         WITHHOLD AUTHORITY TO VOTE
                    [_]                    [_]

(INSTRUCTION: To withhold authority to vote for any of the foregoing individuals, write the name(s) on the following line.)

- --------------------------------------------------------------------
- --------------------------------------------------------------------------------
       The Board of Directors recommends a vote "AGAINST" Items 2 and 3

ITEM 2 - Shareholder proposal - Adoption of CERES Principles.

                    FOR           AGAINST           ABSTAIN
                    [_]             [_]               [_]

ITEM 3 - Shareholder proposal - Proposal relating to the Shareholder Rights Plan

                    FOR           AGAINST           ABSTAIN
                    [_]             [_]               [_]
- --------------------------------------------------------------------------------
In their discretion to vote upon other matters that may properly come before the meeting.

Please sign exactly as your name appears to the left.

DATED:                                           , 1994
       ------------------------------------------

- -------------------------------------------------------
Signature

- -------------------------------------------------------
Signature

When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.